Law Offices of

Paul Hastings LLP

55 Second Street

San Francisco, California 94105-3441

Telephone (415) 856-7000

Facsimile (415) 856-7100

Internet www.paulhastings.com

July 25, 2014

VIA EDGAR

Secretary

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Rainier Investment Management Mutual Funds

File Nos. 33-73792 and 811-08270

Sir or Madam:

On behalf of Rainier Investment Management Mutual Funds (the “Registrant”), we have reviewed Post-Effective Amendment No. 49 to the Registrant’s registration statement on Form N-1A for filing under Rule 485(b) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

We hereby represent our view that the Amendment does not contain disclosures that would render it ineligible to become effective under paragraph (b) of Rule 485. We also consent to references in the Registration Statement to our name as legal counsel to the Registrant.

Very truly yours,

/s/ David A. Hearth

of PAUL HASTINGS LLP